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                                                                    EXHIBIT 10.1

                             STOCKHOLDERS AGREEMENT


         STOCKHOLDERS AGREEMENT, dated as of _____________, 1999 (the "Agreement"), by and among Martha Stewart Living Omnimedia LLC, a Delaware limited liability company (the "Company"), Martha Stewart Living Omnimedia, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the "Corporation"), The Martha Stewart Family Limited Partnership, a Connecticut limited partnership ("Stewart"), Time Publishing Ventures, Inc., a Delaware corporation ("Time"), KPCB Holdings, Inc., a California limited partnership, as nominee ("KPCB"), Sharon Patrick ("Patrick") and Grubman Indursky & Schindler, P.C. (together with Stewart, Time and KPCB, the "Stockholders").

                                    RECITALS:


         WHEREAS, the Company and the Stockholders are parties to that certain Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of July 27, 1999 (the "LLC Agreement");


         WHEREAS, the Board of Directors of the Company has approved the terms of a merger (the "Merger") pursuant to which the Company shall be merged with and into the Corporation for purposes of effecting an initial public offering (the "Initial Public Offering") of the surviving corporation in the Merger;


         WHEREAS, the parties hereto desire to enter into certain arrangements relating to the Corporation to be effective immediately upon effectiveness of the Merger.


         NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

         Section 1.1. Definitions. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.


         "1933 Act" means the Securities Act of 1933, as amended.

         "1934 Act" means the Securities Exchange Act of 1934, as amended.

         "Affiliate" means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person, and that Person's spouse, estate, personal representative or lineal descendants or any trust for the benefit of such Person and/or such Person's spouse and/or such Person's lineal descendants or any entities controlled by such Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.


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         "Agreement" means this Stockholders Agreement, as amended, modified, supplemented or restated from time to time.

         "Assign" and "Assignment" have the meanings set forth in Section 2.1 hereof.

         "Board" shall mean the Board of Directors of the Corporation.

         "Class A Stock" shall mean Class A Common Stock, par value $.01 per share, of the Corporation.

         "Class B Stock" shall mean Class B Common Stock, par value $.01 per share, of the Corporation.

         "Company" shall have the meaning set forth in the preamble hereto.

         "Corporation" shall have the meaning set forth in the preamble hereto.

         "Delaware Act" shall the Delaware General Corporation Law.

         "Directors" means those individuals elected as members of the Board.

         "Effective Date" shall have the meaning set forth in Section 5.1 hereof.

         "Initial Public Offering" shall have the meaning set forth in the recitals hereto.

         "KPCB" shall have the meaning set forth in the preamble hereto.

         "KPCB Demand" shall have the meaning set forth in Section 3.1(b) hereof.

         "LLC Agreement" shall have the meaning set forth in the recitals hereto.

         "LLC Interest Purchase Agreement" shall mean that LLC Membership Interest Purchase Agreement, dated as of July 27, 1999, by and among the Company, KPCB and KPCB IX Associates, LLC, a California limited liability company.

         "Merger" shall have the meaning set forth in the recitals hereto.

         "Patrick" shall have the meaning set forth in the preamble hereto.

         "Patrick Demand" shall have the meaning set forth in Section 3.1(d) hereof.

         "Person" includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

         "Stewart" shall have the meaning set forth in the preamble hereto.

         "Stewart Demand" shall have the meaning set forth in Section 3.1(c) hereof.

         "Stock" shall mean the Class A Stock and Class B Stock.


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         "Stockholder" shall have the meaning set forth in the preamble hereto, and includes any Person who acquires Stock pursuant to the provisions of this Agreement.

         "Time" shall have the meaning set forth in the preamble hereto.

         "Time Demand" shall have the meaning set forth in Section 3.1(a) hereof.

             "Warrant" shall mean the Warrant for a Percentage of the Internet Business of Martha Stewart Living Omnimedia LLC, issued on July 27, 1999 to KPCB.


         Section 1.2. Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.


                                   ARTICLE II

                              STOCKHOLDER COVENANTS

         Section 2.1. Transfers and Assignments of Interests Generally. Prior to the Initial Public Offering, the Stockholders may not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber ("Assign," and such act, an "Assignment") all or any part of the shares of Class A Stock or Class B Stock owned by such Stockholder, except in compliance with the terms of the LLC Agreement (treating such shares of Stock as though they were LLC Interests). Following consummation of the Initial Public Offering, such shares of Stock may be transferred in accordance with applicable law and further subject, in the case of Time, to the provisions relating to the call set forth in Section 2.2 hereof and, in the case of KPCB and affiliates, to the terms of the LLC Interest Purchase Agreement and related Warrant.

         Section 2.2. Corporation Call Right. (a) For purposes of this Section 2.2, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Article XVII of the LLC Agreement. Except as amended by this Section 2.2, the provisions of Article XVII of the LLC Agreement shall remain in full force and effect.

                  (b) Immediately prior to completion of the Initial Public Offering, the Corporation shall make an irrevocable Target Call Offer to purchase all of Time's Stock at the Target Value. Time shall have 120 days from receipt of the Target Call Notice to accept or reject the Target Call Offer. In the event that Time accepts the Target Call Offer, the Corporation shall pay (or cause to be paid) to Time the Target Value on or prior to the fifth day following the Call Acceptance Date. The Target Value shall be determined as of the date that is the earlier of the date of payment or the date that is the 65th day following delivery of the Target Call Notice.

                  (c) In the event that the Call Acceptance Date occurs after the 60th day following delivery of the Target Call Notice, all references to the phrase "one year following the consummation of a Call" in Section 17.1(e) of the LLC Agreement shall be replaced by the phrase "one year from the 65th day following delivery of a Target Call Notice."





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                  (d) For purposes of determining the definition of Target Value in Section 17.1 of the LLC Agreement, there shall not be any reduction for the one-time pro rata distribution to the members of the Company in the amount of $1.5 million referred to in the letter agreement dated as of July 26, 1999 or in respect of interest thereon, but there shall be a reduction for any pro rata distributions to the members of the Company in excess of such amount, except to the extent such distributions are made pursuant to Section 9.2 of the LLC Agreement (relating to tax liability distributions).


                  (e) In the event that Time timely accepts the Target Call Offer and the Company does not consummate the call pursuant to this Section and
Article XVII of the LLC Agreement, Time shall be entitled to exercise all its rights (and shall have the obligations) pursuant to the LLC Agreement, and the parties hereto shall be subject to the terms of the LLC Agreement as applicable as though no Target Call Offer had been made, provided, that the sale by Stewart contemplated by Section 2.5 hereof shall be permitted (but shall result in a reduction of any other transfer rights that Stewart has pursuant to the LLC Agreement). The parties hereto shall take all such actions as necessary or appropriate to preserve Time's rights, and the rights of the other parties, under the LLC Agreement. Notwithstanding the foregoing, the Company and the Corporation shall continue to be obligated to effect the call at the Target Value.

         Section 2.3. Rights Termination Date. For purposes of the LLC Agreement, and provided that the Company consummates the Target Call Offer in the event that Time timely accepts such offer, the Rights Termination Date (as defined therein) shall be deemed to occur on the date of delivery by the Corporation to Time of the irrevocable Target Call Notice.

         Section 2.4. Treatment of Existing Incentive Plans. (a) Stewart hereby agrees that, from time to time, Stewart shall deliver to the Corporation a sufficient number of shares of Class A Stock or Class B Stock to cover the shares of Class A Stock issuable upon exercise of options granted prior to the date hereof under the Martha Stewart Living Omnimedia LLC Nonqualified Class A LLC Unit/Stock Option Plan as described under "Management - MSLO LLC Nonqualified Class A LLC Unit/Stock Option Plan" in the Registration Statement of the Corporation on Form S-1.

                  (b) The Corporation and the Stockholders hereby agree that the awards granted under the Martha Stewart Living Omnimedia LLC Phantom Performance Unit Plan shall be treated as described under "Management - MSLO Phantom Performance Unit Plan" in the Registration Statement of the Corporation on Form S-1.

         Section 2.5. Over-Allotments. The Stockholders hereby acknowledge and agree that Martha Stewart shall be entitled to sell shares of Stock in the over-allotment portion of the Initial Public Offering.

         Section 2.6. Time Director. Subject to Section 2.2(e), Time hereby waives its right pursuant to Section 5.2 of the LLC Agreement to delegate a director of the Corporation prior to the Rights Termination Date.


         Section 2.7. LLC Agreement. From the date of the Merger until consummation of the Initial Public Offering, except as otherwise provided herein, the Corporation shall be governed



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in the same manner as provided in the LLC Agreement for the Company. Upon consummation of the Initial Public Offering, the provisions of the LLC Agreement, other than Article XVII, shall terminate. Upon consummation of the Target Call, the provisions of Article XVII, other than under Section 17.1(e) (as amended by this Agreement), shall terminate. The provisions of Section 17.1(e) shall terminate as described therein and in Section 2.2(c) hereof.


         Section 2.8. Rescission of Merger. If for any reason the Initial Public Offering is not consummated promptly following consummation of the Merger, the Stockholders agree that the Company and the Corporation shall, as promptly as practicable, take such actions as necessary or appropriate to rescind the Merger so that the Merger is of no force and effect, upon which rescission, the LLC Agreement shall be in full force and effect and this Agreement shall be terminated.

         Section 2.9. Paper Purchasing. Time and the Company hereby agree that they shall continue the paper purchasing arrangement described in Schedule C to that certain Services Agreement, dated as of February 3, 1997, as amended, by and between Time, Inc. and the Company, through December 31, 2000, consistent with past practice.



                                   ARTICLE III

                               REGISTRATION RIGHTS


         Section 3.1. Demand Registration Rights. (a) At any time following an Initial Public Offering, Time may request that the Corporation effect a registration of the shares of Stock owned by Time at such time, provided that no registration shall be made for fewer than all Time's remaining Stock unless the expected offering price for such Stock is greater than $10,000,000 (a "Time Demand"). Upon receipt of a Time Demand, the Corporation shall, within five days thereof, provide written notice to Stewart, Patrick and KPCB of such request, and shall, subject to the limitations set forth in Section 3.1(e), use its best efforts to effect such a registration as soon as practicable and in any event to file within 75 days of the receipt of such request a registration statement under the 1933 Act covering all the shares of Stock proposed to be registered by Time, as well as any shares requested to be included in such registration by KPCB, Stewart and/or Patrick within 20 days of receipt by each of KPCB, Stewart and Patrick of the notice described in this sentence, to cause such registration statement to become effective and to maintain the effectiveness of such registration statement for no less than 180 days, provided that such 180-day period may be suspended if, in the good faith judgment of the Board such registration would require premature disclosure of material information relating to a pending corporate development, in which case upon announcement of such material information the Corporation shall reinstate the effectiveness thereof for the remaining number of days; provided that in the event such effectiveness is not reinstated within 30 days of its suspension, Time shall have the option of withdrawing its demand. In the event that the Time Demand contemplates a distribution by means of an underwriting, Time shall so advise the Corporation as part of the Time Demand, and the right of KPCB, Stewart and Patrick to include in such registration any shares of Stock owned by KPCB, Stewart (or any of its Affiliates) or Patrick, as the case may be, shall be conditioned upon KPCB's, Stewart's or Patrick's participation in the underwriting. Notwithstanding the foregoing, if the underwriter advises





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Time and the Corporation in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares owned by KPCB, Stewart (or any of its Affiliates) and Patrick to be included will be reduced, on a pro rata basis, in accordance with the underwriter's notice. Upon receipt of a Time Demand, the Corporation shall advise Time of any non-public information that the Corporation believes may be required to be disclosed during the offering period (whether as part of the registration statement or otherwise). Subject to Section 3.4, the Corporation shall not be obligated to effect more than two registrations pursuant to a Time Demand.


                  (b) At any time following an Initial Public Offering, KPCB may request that the Corporation effect a registration of the shares of Stock owned by KPCB at such time, provided that no registration shall be made for fewer than all KPCB's remaining Stock unless the expected offering price for such Stock is greater than $10,000,000 (a "KPCB Demand"). Until the first anniversary of the Initial Public Offering, in the event that KPCB exercises a KPCB Demand (which shall be subject to Section 4.3 of the LLC Interest Purchase Agreement), the Corporation shall promptly provide written notice of KPCB's Demand to Time, and Time shall be entitled to exercise a Time Demand during the pendency of the registration statement process for the KPCB Demand without regard to the limitation set forth in Section 3.1(e)(A)(ii). Upon receipt of a KPCB Demand, the Corporation shall, within five days thereof, provide written notice to Time, Stewart and Patrick of such request, and shall, subject to the limitations set forth in Section 3.1(e), use its best efforts to effect such a registration as soon as practicable and in any event to file within 75 days of the receipt of such request a registration statement under the 1933 Act covering all the shares of Stock proposed to be registered by KPCB, as well as any shares requested to be included in such registration by Time, Stewart or Patrick within 20 days of receipt by each of Time, Stewart and Patrick of the notice described in this sentence, to cause such registration statement to become effective and to maintain the effectiveness of such registration statement for no less than 180 days, provided that such 180-day period may be suspended if, in the good faith judgment of the Board such registration would require premature disclosure of material information relating to a pending corporate development, in which case upon announcement of such material information the Corporation shall reinstate the effectiveness thereof for the remaining number of days; provided that in the event such effectiveness is not reinstated within 30 days of its suspension, KPCB shall have the option of withdrawing its demand. In the event that the KPCB Demand contemplates a distribution by means of an underwriting, KPCB shall so advise the Corporation as part of the KPCB Demand, and the right of Time, Stewart and Patrick to include in such registration any shares of Stock owned by Time, Stewart (or any of its Affiliates) or Patrick, as the case may be, shall be conditioned upon Time's, Stewart's or Patrick's participation in the underwriting. Notwithstanding the foregoing, if the underwriter advises KPCB and the Corporation in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares owned by Time, Stewart (or any of its Affiliates) and Patrick to be included will be reduced, on a pro rata basis, in accordance with the underwriter's notice. Upon receipt of a KPCB Demand, the Corporation shall advise KPCB of any non-public information that the Corporation believes may be required to be disclosed during the offering period (whether as part of the registration statement or otherwise). Subject to Section 3.4, the Corporation shall not be obligated to effect more than two registrations pursuant to a KPCB Demand. KPCB's rights under this Article shall also be subject to the limitations on transfer set forth in the LLC Interest Purchase Agreement and related Warrant.




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                  (c) At any time following an Initial Public Offering, Stewart may request that the Corporation effect a registration of shares of Stock owned by it (or any of its Affiliates) at such time, provided that the expected offering price for such shares of Stock is not less than $10,000,000, provided, however, that (i) Stewart shall be permitted to demand a registration for a number of shares equal to 6.27% or more of the number of shares of Stock that were outstanding immediately prior to the Initial Public Offering if the expected offering price of such shares is greater than $5,000,000 (a "Stewart Demand") and (ii) Stewart shall not be permitted to make a Stewart Demand within 90 days of the completion of any offering pursuant to a Time Demand. Upon receipt of a Stewart Demand, the Corporation shall, within five days thereof, provide written notice to Time, KPCB and Patrick of such request, and shall, subject to the limitations set forth in Section 3.1(e), use its best efforts to effect such a registration as soon as practicable and in any event to file within 75 days of the receipt of such request a registration statement under the 1933 Act covering all the shares of Stock proposed to be registered by Stewart, as well as any shares requested to be included in such registration by Time, KPCB and/or Patrick within 20 days of receipt by each of Time, KPCB and Patrick of the notice described in this sentence, to cause such registration statement to become effective and to maintain the effectiveness of such registration statement for no less than 180 days, provided that such 180-day period may be suspended if, in the good faith judgment of the Board such registration would require premature disclosure of material information relating to a pending corporate development, in which case upon announcement of such material information, the Corporation shall reinstate the effectiveness thereof for the remaining number of days, provided that in the event such effectiveness is not reinstated within 30 days of its suspension, Stewart shall have the option of withdrawing its demand. In the event that the Stewart Demand contemplates a distribution by means of an underwriting, Stewart shall so advise the Corporation as part of the Patrick Demand, and the right of Time, KPCB and Patrick to include in such registration any shares of Stock owned by Time, KPCB or Patrick, as the case may be, shall be conditioned upon Time's, KPCB's or Patrick's participation in the underwriting. Notwithstanding the foregoing, if the underwriter advises Stewart and the Corporation in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares owned by Time, KPCB and Patrick to be included will be reduced, on a pro rata basis, in accordance with the underwriter's notice. Upon receipt of a Stewart Demand, the Corporation shall advise Stewart of any non-public information that the Corporation believes may be required to be disclosed during the offering period (whether as part of the registration statement or otherwise). Subject to Section 3.4, the Corporation shall not be obligated to effect more than four registrations pursuant to a Patrick Demand.



                  (d) At any time following an Initial Public Offering, Patrick may request that the Corporation effect a registration of shares of Stock owned by her at such time, provided that no registration shall be made for fewer than all Patrick's remaining Stock unless the expected offering price for such shares of Stock is greater than $10,000,000 (a "Patrick Demand"). Upon receipt of a Patrick Demand, the Corporation shall, within five days thereof, provide written notice to Time, KPCB and Stewart of such request, and shall, subject to the limitations set forth in Section 3.1(e), use its best efforts to effect such a registration as soon as practicable and in any event to file within 75 days of the receipt of such request a registration statement under the 1933 Act covering all the shares of Stock proposed to be registered by Patrick, as well as any shares requested to be included in such registration by Time, KPCB and/or Stewart within 20 days of receipt by each of Time, KPCB and Stewart of the notice described


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in this sentence, to cause such registration statement to become effective and to maintain the effectiveness of such registration statement to become effective and to maintain the effectiveness of such registration statement for no less than 180 days, provided that such 180-day period may be suspended if, in the good faith judgment of the Board such registration would require premature disclosure of material information relating to a pending corporate development, in which case upon announcement of such material information, the Corporation shall reinstate the effectiveness thereof for the remaining number of days, provided that in the event such effectiveness is not reinstated within 30 days of its suspension, Patrick shall have the option of withdrawing her demand. In the event that the Patrick Demand contemplates a distribution by means of an underwriting, Patrick shall so advise the Corporation as part of the Patrick Demand, and the right of Time, KPCB and Stewart to include in such registration any shares of Stock owned by Time, KPCB or Stewart, as the case may be, shall be conditioned upon Time's, KPCB's or Stewart's participation in the underwriting. Notwithstanding the foregoing, if the underwriter advises Patrick and the Corporation in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares owned by Time, KPCB and Stewart to be included will be reduced, on a pro rata basis, in accordance with the underwriter's notice. Upon receipt of a Patrick Demand, the Corporation shall advise Patrick of any non-public information that the Corporation believes may be required to be disclosed during the offering period (whether as part of the registration statement or otherwise). Subject to Section 3.4, the Corporation shall not be obligated to effect more than two registrations pursuant to a Patrick Demand.



                  (e) The Corporation shall not be obligated to effect the filing of a registration statement pursuant to Section 3.1(a), (b), (c) or (d) hereof (A) (i) within 180 days following the effective date of a registration statement pertaining to the underwritten initial public offering of securities for the account of the Corporation; provided, however, that upon the written request of Time (which request shall be made no later than 151 days following completion of the Initial Public Offering), the Corporation shall file a registration statement pursuant to Section 3.1(a) on the 181st day, or if such day is not a business day, the next business day thereafter, following completion of the Initial Public Offering, and (ii) during the 90 days following the effective date of any registration statement for any underwritten public offering or an offering with respect to which Time, KPCB, Stewart or Patrick has piggyback rights; (B) if the Corporation has furnished to Time, KPCB, Stewart or Patrick, as the case may be, within 30 days after receipt of a Time Demand, a KPCB Demand, a Stewart Demand or a Patrick Demand an opinion of counsel to the Corporation (which counsel and opinion are reasonably satisfactory to Time in the case of a Time Demand) to the effect that Time, KPCB, Stewart or Patrick, as the case may be, may effect the sale and distribution of its shares of Stock included in its request and in accordance with such party's intended method of distribution without the registration of such securities under the 1933 Act; or
(C) if the Corporation has furnished to Time, KPCB, Stewart or Patrick, as the case may be, within 30 days after receipt of a Time Demand, a KPCB Demand, a Stewart Demand or a Patrick Demand a certificate signed by an executive officer of the Corporation stating that, in the good faith judgment of the Board such registration would require premature disclosure of material information relating to a pending corporate development or a special audit of the Corporation, in which event the Corporation shall have the right to defer the obligations contained in this Section 3.1 for a period of not more than 165 days (including the 75-day-period for filing the applicable registration statement) after receipt of the Time Demand, the KPCB Demand, the Stewart Demand or the Pat-



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rick Demand, and provided that the Corporation has not, in any twelve-month period, utilized the right in this clause (C) more than once.



         Section 3.2. Form S-3 Registration. If Form S-3, or any successor form thereto, is available for such offering, Time, KPCB, Stewart or Patrick may request in writing that the Corporation effect a registration on Form S-3 and any related qualification or compliance, and the Corporation shall use its best efforts to effect, as soon as practicable, such registration, qualification or compliance as may be so requested and as would permit or facilitate the sale and distribution of all securities specified in such request and to maintain the registration on Form S-3 for 180 days following the effectiveness thereof, provided that such 180-day period may be suspended if, in the good faith judgment of the Board of Directors, a corporate event requires such suspension, in which case upon announcement or consummation of such event, the Corporation shall use its best efforts to reinstate the effectiveness thereof for the remaining number of days. The Corporation shall notify Time, KPCB, Stewart or Patrick, as the case may be, of any such request made by the one of the other, and Time, KPCB, Stewart or Patrick, as the case may be, shall have a right to participate in such registration by providing written notice to the Corporation within 20 days after receipt of notice of the Corporation of the shares of Stock to be included. The Corporation shall not be obligated to effect more than two registrations on Form S-3 for each of Time, KPCB and Patrick and no more than four for Stewart, in each case, pursuant to this Section 3.2. In no event shall the Corporation be obligated to effect more than two registrations on Form S-3 in the aggregate during any twelve-month period. The anticipated net offering price of the shares of Stock specified in the request for registration pursuant to this paragraph shall be at least $10,000,000. The foregoing notwithstanding, the Corporation shall not be obligated to effect any registration on Form S-3 in the circumstances, and subject to the limitations, specified in Section 3.1(e) hereof.


         Section 3.3. Corporation Registration. (a) If the Corporation proposes to register (including for this purpose a registration effected by the Corporation for stockholders other than Time, KPCB, Stewart (or any of its Affiliates) or Patrick) any of its capital stock or other equity securities (including any securities convertible into or exchangeable for equity securities) under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-8 or any successor form relating solely to the sale of securities to participants in a Corporation stock plan, or a registration on Form S-4 or any successor form), the Corporation shall, at such time, promptly give Time, KPCB, Stewart and Patrick written notice of such registration. Upon the written request of Time, KPCB, Stewart or Patrick given within 20 days after the receipt of such notice by the Corporation, the Corporation shall, subject to the provisions of Section 3.3(b), use its best efforts to cause a registration statement covering all of the shares of Stock that each of Time, KPCB, Stewart and Patrick has requested to be registered to become effective under the 1933 Act. The Corporation shall have no obligation under this Section 3.3 to make any offering of its securities or to complete any offering of its securities that it proposes to make, and shall incur no liability to Time, KPCB, Stewart or Patrick for its failure to do so.


                  (b) In connection with any offering involving an underwriting of securities being issued by the Corporation, the Corporation shall not be required under this Section 3.3 to include any of the securities of the Corporation owned by Time, KPCB, Stewart (or any of its Affiliates) or Patrick in such underwriting unless they accept the terms of the underwriting



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as agreed upon between the Corporation and the underwriters selected by it, and then only in such quantity, if any, as will not, in the reasonable opinion of the underwriters, jeopardize the success of the offering by the Corporation. If the managing underwriter for the offering shall advise the Corporation in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Corporation shall so advise Time, KPCB, Stewart and Patrick, and the number of shares that may be included in the underwriting shall be allocated in priority as follows: (i) all shares of Stock proposed to be underwritten on behalf of the Corporation, and then (ii) all shares of Stock requested to be registered by Time, KPCB, Stewart and Patrick, ratably in proportion to the number of shares which each of Time, KPCB, Stewart and Patrick requested to be registered.


                  (c) Notwithstanding any other provision of this Agreement, the Corporation may grant customary "piggyback" rights in connection with any registration by the Corporation pursuant to this Section 3.3 to other Stockholders, provided that no such rights shall limit or otherwise reduce the registration rights of Stewart, Time, KPCB or Patrick provided herein. Except as may be permitted by Stewart, Time, KPCB or Patrick (to the extent such person or entity is a selling stockholder in the registration at issue), other stockholders shall not have "piggyback" rights pursuant to the registration rights set forth in Sections 3.1 and 3.2.


         Section 3.4. Expenses of Registration. (a) The Corporation shall bear and pay all expenses other than underwriting discounts and commissions relating to shares of Stock incurred in connection with each registration, filing or qualification pursuant to this Article III, including (without limitation) all registration, blue sky, securities exchange or listing fees (including Nasdaq, NASD and similar fees), filing and qualification fees, printing and accounting fees (including for audits and comfort letters), fees and disbursements of counsel for the Corporation, and the reasonable fees and disbursements of one counsel for the selling stockholders and (b) shall sign customary underwriting documents that include customary indemnifications from the Corporation and shall cause Stewart (at the expense of the Corporation) to participate in customary roadshows, as may be reasonably requested by the underwriters; provided, however, that the Corporation shall not be required to pay for any expenses of any registration proceeding begun at the request of Time, KPCB, Stewart or Patrick if the registration request is subsequently withdrawn at any time at the request of Time, KPCB, Stewart or Patrick, as the case may be, in which case Time, KPCB, Stewart or Patrick shall bear such expenses (including all out-of-pocket expenses and fees incurred by the Corporation and the other selling stockholders), unless Time, KPCB, Stewart or Patrick, as the case may be, agrees to forfeit one demand registration pursuant to Section 3.1 or one Form S-3 registration pursuant to Section 3.2, whichever is applicable. If Time, KPCB, Stewart or Patrick withdraws a registration request after the filing of the applicable registration statement, Time, KPCB, Stewart or Patrick, as the case may be, shall reimburse all such expenses and fees and shall also forfeit such applicable registration right, provided, however, that if such withdrawal is due primarily to (i) the Corporation's failure to comply in all material respects with its obligations under Sections 3.1 through 3.5, (ii) the occurrence of a blackout period under Section 3.1 with respect to sales of Stock by Time that occurs and is continuing for thirty days or more or (iii) the failure of the Corporation at a reasonable time, in light of the circumstances, prior to the filing of such registration statement to advise Time, KPCB, Stewart or Patrick, as the case may be, of its knowledge of the existence of an event relating to the Corporation that would reasonably be expected to have a material effect on the business, financial condition or market valuation of the Corporation, such demand right shall not be forfeited. Underwriting discounts and commissions relating to the shares of Stock included in a registration pursuant this Article III shall be borne and paid ratably by the stockholders in proportion to their participation in such registration and, if it participates, by the Corporation.




         Section 3.5. Furnishing of Information. It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Article III that a selling stockholder shall have furnished to the Corporation such information as the Corporation shall request regarding such selling stockholder, the shares of Stock held by such selling stockholder, and the intended method of disposition of such securities as shall be required to effect the requested registration, and that such selling stockholder shall have provided the Corporation with such representations and warranties, covenants and opinions as are customary for a selling stockholder in connection with the registration of a selling stockholder's securities. The Corporation shall promptly provide any selling stockholders with copies of all correspondence with the Securities and Exchange Commission related to such registration statement.


         Section 3.6. Indemnification. In the event that any Stock of a stockholder is included in a registration statement under this Article III, such stockholder and the Corporation shall agree to customary indemnification provisions (which may include indemnification of any underwriter of such registration) in connection therewith relating to compliance with the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law in connection with any matter relating to such registration statement.

         Section 3.7. Lock-up Agreements. If reasonably requested by the managing underwriter, the Stockholders shall enter into customary lock-up agreements pursuant to which they agree, for a period of 180 days following the effective date of a registration for the Initial Public Offering, not to offer, sell or otherwise dispose of any shares of Stock except the shares sold pursuant to such registration statement without the prior consent of the Corporation and the managing underwriter.

         Section 3.8. Additional Registration Rights. In the event that the Corporation shall grant to Stewart registration rights not contained in this Agreement and Stewart shall request such registration, the Corporation shall provide written notice to each of Time, KPCB and Patrick and each of Time, KPCB and Patrick, at its request, shall be entitled to participate pro rata in such registration, based on the proportion of shares of Stock held at such time by each of Time, KPCB, Stewart and Patrick.

                                   ARTICLE IV

                                   ARBITRATION


         Section 4.1. Dispute Resolution. To the fullest extent permitted by the Delaware Act and other applicable law, any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance and to the extent permitted by the Uniform Arbitration Act (10 Del. C. Sec. 5701, et seq.) and, to the extent not inconsistent therewith, the then-prevailing Rules for Non-Administered Arbitration of Business Disputes of the CPR Center for Dispute Resolution. Each party to the arbitration shall select one (1) arbi-trator. The arbitrators' ruling shall be binding and conclusive upon the parties hereto to the fullest extent permitted by law. Any arbitration shall occur in Wilmington, Delaware, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The arbitrators shall be governed by and shall apply the substantive law of the State of Delaware in making their award. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the cost of its own experts, evidence and legal counsel.




                                    ARTICLE V

                                  MISCELLANEOUS



         Section 5.1. Effectiveness. This Agreement shall become effective (the "Effective Date") simultaneously with the effective time of the Merger and shall terminate without liability or penalty on the part of any party or its directors, officers, fiduciaries, employees, members, stockholders or general and limited partners (and the directors, officers, fiduciaries, employees, members, stockholders or general and limited partners thereof) to any other party or such other party's Affiliates upon termination of the Merger Agreement pursuant to the terms thereof. Unless theretofore terminated pursuant to the preceding sentence, the rights of the Stockholders under this Agreement shall terminate upon the closing.


         Section 5.2. Notices. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, or mailed by registered or certified mail, as follows:

                           (a) if given to the Company or the Corporation, at
the following address:

                               Martha Stewart Living Omnimedia, Inc.
                               20 West 43rd Street
                               New York, New York 10036
                               Attention: General Counsel

                               with a copy to:

                               Wachtell, Lipton, Rosen & Katz
                               51 West 52nd Street
                               New York, New York  10019
                               Attention:  Andrew J. Nussbaum, Esq.

         (b) if given to a Stockholder, at the address on file with the Company, or at such other address as such Stockholder may hereafter designate by written notice to the Company.

All such notices shall be deemed to have been given when received.


         Section 5.3. Amendments. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against any Stockholder unless such modification, amendment or waiver is approved in writing by each party hereto; provided that with respect to any provision containing an agreement between the Corporation and a Stockholder, such provision may be modified or waived by approval in writing by the Company and such Stockholder without the consent of the other Stockholders unless such modification or waiver adversely affects the rights of such other Stockholder or Stockholders as provided under this Agreement. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.



         Section 5.4. Failure to Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.


         Section 5.5. Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement. Any remedy under this Section 5.5 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

         Section 5.6. Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

         Section 5.7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and assigns. If any Stockholder or any Affiliate thereof shall acquire any shares of Stock, in any manner, whether by operation of law or otherwise, such shares of Stock shall be held subject to all of the terms of this Agreement.

         Section 5.8. Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. All references herein to "Articles," "Sections" and "Paragraphs" shall refer to corresponding provisions of this Agreement.

         Section 5.9. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         Section 5.10. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

         Section 5.11. Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and, except as otherwise provided herein, supersedes all prior agreements and understandings pertaining thereto.



         Section 5.12. Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.



         Section 5.13. Confidentiality. Each Stockholder expressly acknowledges that prior to the Merger such Stockholder has received confidential and proprietary information relating to the Company, including, without limitation, information relating to the Company's financial condition and business plans, and that the disclosure of such confidential information to a third party would cause irreparable injury to the Company. Except with the prior written consent of the Company or as required by law (subject to the notice requirement in the preceding sentence), no Stockholder shall disclose any such information to a third party, and each Stockholder shall use reasonable efforts to preserve the confidentiality of such information.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                                  STOCKHOLDERS:

                                  THE MARTHA STEWART FAMILY LIMITED PARTNERSHIP




                                  By:
                                       ----------------------------------------
                                          Name:
                                          Title:

                                  TIME PUBLISHING VENTURES, INC.




                                  By:
                                       ----------------------------------------
                                          Name:
                                          Title:

                                       ----------------------------------------
                                              Sharon Patrick

                                  KPCB HOLDINGS, INC., as nominee,
                                  an affiliate of KPCB IX Associates, LLC




                                  By:
                                       ----------------------------------------
                                          Name:
                                          Title:

                                  GRUBMAN INDURSKY & SCHINDLER, P.C.




                                  By:
                                       ----------------------------------------
                                          Name:
                                          Title:



                                  MARTHA STEWART LIVING OMNIMEDIA LLC




                                  By:
                                       ----------------------------------------
                                          Name:
                                          Title:


                                  MARTHA STEWART LIVING OMNIMEDIA, INC.




                                  By:
                                       ----------------------------------------
                                          Name:
                                          Title: